Exhibit 3.10

                            CLAIRE'S BOUTIQUES, INC.

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                          AMENDED AND RESTATED BYLAWS

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                          AMENDED AND RESTATED BYLAWS

                                       OF

                            CLAIRE'S BOUTIQUES, INC.

1.    OFFICES

      1.1. Registered Office and Agent

      The initial registered office of the Corporation shall be in Denver, Colorado, and the initial registered agent in charge thereof shall be The Corporation Company, 1675 Broadway, Suite 1200, Denver, Colorado 80202.

      1.2. Other Offices

      The Corporation may also have offices at such other places, both within and without the State of Colorado, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2.    MEETINGS OF SHAREHOLDERS

      2.1. Annual Meetings

      The Corporation shall hold annual meetings of shareholders on such date and at such time as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President, at which shareholders shall elect directors and to such other business as may properly be brought before the meeting.

      2.2. Special Meetings

      Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors and shall be called by the Corporation at the request in writing of shareholders possessing at least ten percent (10%) of the voting power of the issued and outstanding voting stock of the Corporation entitled to vote generally for the election of directors. Such request shall include a statement of the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice (except to the extent that such notice is waived or is not required as provided in the Colorado Business Corporation Act or these Bylaws)

      2.3. Place of Meetings

      All meetings of the shareholders shall be held at such place as may be fixed from time to time by the Board of Directors or the Corporation.


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      2.4. Notice of Meetings

      Notice of any meeting of shareholders, stating the place, date and hour of the meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required by the Colorado Business Corporation Act or these Bylaws); provided, however, if the purpose of such meeting is to increase the authorized shares of the Corporation, notice shall be given to each shareholder not less than 30 days before the date of the meeting. Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 7-107-105 (or any successor section) of the Colorado Business Corporation Act.

      2.5. List of Shareholders

      After the record date for a meeting of shareholders has been fixed, at least 10 days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held. Such list shall also, for the duration of the meeting, be produced and kept open to the examination of any shareholder who is present at the time and place of the meeting.

      2.6. Quorum at Meetings

      Shareholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Articles of Incorporation, a majority of the shares entitled to be cast on a matter, shall constitute a quorum at all meetings of the shareholders for the transaction of business, Where a separate vote by a class or classes is required, a majority of the shares entitled to be cast on a matter, shall constitute a quorum entitled to take action on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (a) to holding the meeting or transacting business at the meeting, or (b) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.


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      2.7. Voting and Proxies

      Unless otherwise provided in the Colorado Business Corporation Act or in the Articles of Incorporation, and subject to the other provisions of these Bylaws, each shareholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation's capital stock that has voting power and that is held by such shareholder; provided, however, that pursuant to
Section 7-102-102 of the Colorado Business Corporation Act, each shareholder shall be entitled to cumulate his votes in the election of directors. No proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

      2.8. Required Vote

      When a quorum is present at any meeting of shareholders, all matters (except the election of directors) shall be determined, adopted and approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the proposed action is one upon which, by express provision of statute or the Articles of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by a class or classes is required and a quorum exists with respect to such class or classes, the matter shall be determined, adopted and approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the proposed action is one upon which, by express provision of statute or the Articles of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares entitled to vote on the election of directors.

      2.9. Organization and Procedure

      The Chairman of the Board of the Corporation shall preside over every shareholders' meeting unless the Board of Directors elect another person to preside. The presiding officer will appoint any persons he or she deems necessary to help with the meeting. The corporate secretary shall have responsibility for preparing minutes of shareholders' meetings and for authenticating records of the Corporation.

      2.10. Adjournments

      When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.


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      2.11. Action Without a Meeting

      Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by all persons who would be entitled to vote on the matter. The action must be evidenced by one or more written consents describing the action taken, signed by the shareholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the Colorado Business Corporation Act for inclusion in the minute book. Any consent shall be effective according to its terms when the requisite consents are in the possession of the Corporation to take the corporate action specified according to its terms when the requisite consents are in the possession of the corporation.

3.    DIRECTORS

      3.1. Powers

      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Articles of Incorporation or as otherwise may be provided in the Colorado Business Corporation Act. The Board of Directors may elect a Chairman of the Board from among its members and shall designate, when present, either the Chairman of the Board (if any) or the President to preside at its meetings. If neither the Chairman of the Board nor the President is present, the Board of Directors may designate another director to preside at such meeting. The Chairman of the Board and the President may be the same person. The Board of Directors may also elect one or more Vice Chairmen from among its members, with such duties as the Board of Directors shall from time to time prescribe.

      3.2. Number, Election and Term of Office

      The number of directors constituting the Board of Directors shall be between one (1) and nine (9) as authorized from time to time by resolution of the shareholders or of the Board of Directors. Directors shall be elected at annual meetings of the shareholders, except as provided in Section 3.5 hereof, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors need not be shareholders.

      3.3. Resignation

      A director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.


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      3.4. Removal

      Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

      3.5. Vacancies

      Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of directors having a majority of the total votes of the directors then in office, although fewer than a quorum, or by a sole remaining director or by the shareholders. Each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. In the event that one or more directors resigns from the Board, effective at a future date, directors having a majority of the total votes of directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

      3.6. Compensation of Directors

      The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      3.7. Committees of Directors

      The Board of Directors may, by resolution passed by the affirmative vote of directors having a majority of the total votes of the total number of directors constituting the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum; may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or the Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to any matter prohibited by such committee pursuant to Section 7-108-206 of the Colorado Business Corporation Act. The provisions of Section 4 regarding meetings


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of the Board of Directors and its deliberations shall apply to all committees of the Board of Directors.

4.    MEETINGS OF THE BOARD OF DIRECTORS

      4.1. Regular Meetings

      Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of shareholders.

      4.2. Special Meetings

      Special meetings of the Board may be called by the Chairman of the Board or the President on two days notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least two days in advance of the meeting), telegram or facsimile transmission, or on five days' notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of the special meeting but shall indicate the date, time and place of the special meeting.

      4.3. Place of Meetings

      The Board of Directors may hold their meetings and have an office or offices inside or outside of the State of Colorado. Regular meetings shall be held at the place established from time to time for regular meetings. Special meetings shall be held at the place set forth in the notice of the meeting or, if the special meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice.

      4.4. Notice of Meetings

      Regular meetings of the Board of Directors may be held without further notice at such time and at such place as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of shareholders. The Corporation shall, however, give at least two days prior notice of the date, time, and place of a special meeting of the Board of Directors.

      4.5. Quorum

      At all meetings of the Board of Directors, a quorum of the Board of Directors consists of the presence of directors having at least a majority of the total votes of the total number of directors constituting the entire Board of Directors.


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      4.6 Required Vote

      The affirmative vote of directors having a majority of the total votes of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may he otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws.

      4.7, Participation by Conference Telephone

      Members of the Board of Directors may participate in a meeting of the Board of Directors by any communication by means of which all participating directors can hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

      4.8. Adjournments

      Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting, stating the date, time, and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 4.4 hereof.

      4.9. Action Without Meeting

      Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for filing with the minutes of proceedings of the Board of Directors of the Corporation.

5.    MANNER OF NOTICE TO AND WAIVER OF NOTICE BY SHAREHOLDERS AND DIRECTORS

      5.1 Manner of Notice

      If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address, or to the director at the director's address, as it appears on the records of the Corporation. An affidavit of the Secretary or Assistant Secretary or of the transfer agent of the Corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.


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      5.2. Waiver of Notice

      (a) Shareholders. Whenever the giving of any notice is required by statute, the Articles of Incorporation of the Corporation (which shall include any amendments thereto) or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice (a) of such meeting, except when the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter at the beginning of the meeting.

      (b) Board of Directors. A director may waive any notice required by statute, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for filing with the minutes of proceedings of the Board of Directors of the Corporation. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

6.    OFFICERS

      6.1. Number and Duties

      The officers of the Corporation will consist of a President, a Treasurer and a Secretary. The Board of Directors may elect or appoint, or provide for the appointment of, such other officers (including a Chairman of the Board, one or more Vice Chairmen, one or more Vice Presidents in such gradation as the Board of Directors may determine, one or more Assistant Secretaries and one or more Assistant Treasurers) or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person. Each of the Chairman of the Board (if any), the President, the Treasurer, and/or any Vice President may execute bonds, mortgages, notes, contracts and other documents on behalf of the Corporation, except as otherwise required by law and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.


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      6.2. Chairman of the Board

      The Chairman of the Board, if any, shall (when present) preside at all meetings of the Board of Directors and shareholders and shall ensure that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board, if any, shall in general perform all duties incident to such office, including those duties customarily performed by persons holding such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

      6.3. President

      The President shall have overall responsibility and authority for management of the business, affairs and operations of the Corporation (subject to the authority of the Board of Directors), and, in general, shall perform all duties incident to the office of a president and chief executive officer of a corporation, including those duties customarily performed by persons holding such offices, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

      6.4. Vice President

      In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President or Vice Presidents, in general, shall perform such other duties as are incident to the office of a vice president of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors or the President. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents, Senior Vice Presidents or Assistant Vice Presidents.

      6.5. Secretary

      The Secretary, or an Assistant Secretary, shall attend all meetings of the Board of Directors and all meetings of the shareholders, and shall record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees; when required. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President, the Treasurer or any Vice President. The Secretary, or an Assistant Secretary, shall give, or cause to be given, notice of all meetings of the


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shareholders  and special  meetings of the Board of Directors,  and, in general, shall perform all duties as are incident to the office of a secretary of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the President, the Treasurer or any Vice President.

      6.6. Assistant Secretary

      The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act or when requested by the Chairman of the Board, the President, the Treasurer or any Vice President, perform the duties and exercise the powers of the Secretary, and, in general, shall perform all duties as are incident to the office of an assistant secretary of a corporation, including those duties customarily performed by persons holding such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors, the President, the Treasurer, any Vice President or the Secretary. An Assistant Secretary may or may not be an officer, as determined by the Board of Directors.

      6.7. Treasurer

      The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall also render to the President, upon request, and to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all financial transactions and of the financial condition of the Corporation and, in general, shall perform such duties as are incident to the office of a treasurer of a corporation, including those customarily performed by persons occupying such office, and shall perform all other duties as, from time to time, may be assigned to him or her by the Board of Directors, the President or any Vice President.

      6.8. Assistant Treasurer

      The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and, in general, shall perform all duties as are incident to the office of an assistant treasurer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of


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Directors,  the President,  any Vice  President or the  Treasurer.  An Assistant
Treasurer may or may not be an officer, as determined by the Board of Directors.

      6.9. Terms of Office

      The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of directors having a majority of the total votes of the total number of directors constituting the entire Board of Directors.

      6.10. Compensation

      The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

      6.11. Fidelity Bonds

      The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

7.    CAPITAL STOCK

      7.1. Authorization and Issuance of Shares

      The directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its Articles of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Articles of Incorporation.

      7.2. Stock Certificates

      The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation, by the Chairman of the Board, the President or any Vice President, and by the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

      7.3. Registered Owner

      The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be required by the Colorado Business Corporation Act.

      7.4. Transfer of Shares

      The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors shall make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

      7.5. Lost, Stolen or Destroyed Certificates

      The Board of Directors, the Chairman of the Board, the President, the Treasurer or the Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate.

      7.6. Record Date

            7.6.1. Actions by Shareholders

            In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 70 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

            In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Colorado Business Corporation Act, shall be at the close of business on the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 7-107-104 of the Colorado Business Corporation Act. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Colorado Business Corporation Act, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

            7.6.2. Payments

            In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 70 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      7.7. Shareholders of Record

      The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be required by the Colorado Business Corporation Act.

8.    INDEMNIFICATION

      8.1. Authorization of Indemnification

      Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Colorado Business Corporation Act, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 8.2 hereof) only if sue proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this
Section 8.1 also shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Colorado Business Corporation Act requires, the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 8.1 or otherwise; and provided further, that, such expenses incurred by persons who are not directors or officers of the Corporation may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      8.2. Right of Claimant to Bring Action Against the Corporation

      If a claim under Section 8.1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Colorado Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 8.1 but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Colorado Business Corporation
Act) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Colorado Business Corporation Act shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Colorado Business Corporation Act) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      8.3. Non-exclusivity

      The rights to indemnification  and advance payment of expenses provided by
Section 8.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

      8.4. Insurance

      The Corporation shall have power to purchase and maintain insurance on behalf person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses whether or not Corporation would have the power to indemnify such person against such liability under the provisions of the Colorado Business Corporation Act.

      8.5. Survival of Indemnification

      The indemnification, advance payment of expenses and other rights and provisions provided by, or granted pursuant to, Sections 8.1 through Section 8.5 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person. In addition, all of the indemnification, advance payment of expenses and other rights and provisions set forth in Sections 8.1 through Section 8.5 hereof shall be binding upon any successor (by merger or otherwise) to the Corporation.

9.    GENERAL PROVISIONS

      9.1. Inspection of Books and Records

      Any shareholder, in person or by attorney or other agent, shall have the right during usual business hours to inspect and copy the Corporation's Articles of Incorporation, Bylaws, minutes of shareholders meetings and records of actions taken by shareholders without a meeting, all written communications within the past three years to shareholders as a group, a list of names and business addresses of the Corporation's then current officers and directors and all financial statements for the past three years to which the Corporation's shareholders are entitled under the Colorado Business Corporation Act. In addition, shareholders who have been either a shareholder of record for at least three (3) months immediately preceding the demand or a holder of record of at least five percent (5%) of the outstanding shares shall be entitled to inspect and copy, for any proper purpose and during usual business hours, excerpts from minutes of board of director or committee minutes and records of actions taken without a meeting, waivers of notices of board and shareholder meetings, accounting records and a list of the names, addresses and holdings of the Corporation's shareholders. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder.

      9.2. Dividends

      The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and the laws of the State of Colorado.

      9.3. Reserves

      The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

      9.4. Execution of Instruments

      All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      9.5. Fiscal Year

      The fiscal year of the Corporation shall be the year ending on the 52nd or 53rd Saturday closest to the end of January, but may be changed at any time by resolution of the Board of Directors.

      9.6. Corporate Seal

      The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

      9.7. Pronouns

      All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

      9.8. Amendments

      These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders or the Board of Directors except to the extent the shareholders in adopting or amending a particular bylaw provide that it may not be amended or repealed by the Board of Directors.

                                   ----------

      The foregoing Amended and Restated Bylaws were adopted by the Board of Directors and the sole stockholder of the Corporation on December 30, 2006.